EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

iCAD, Inc.

Nashua, New Hampshire

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228514, 333-229452 and 333-235887) and Form S-8 (No. 333-201874, 333-187660, 333-99973, 333-119509, 333-139023, 333-144671, 333-161959, 333-211656, 333-229453 and 333-235580) and Form S-3MEF (No. 333-253808) of iCAD, Inc. and subsidiaries of our report dated March 15, 2021, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 15, 2021